EXHIBIT 12

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)


--------------------------------------------------------------------------------------------------------

                                                                            For the Three Months Ended
                                                                                     March 31,
                                                                           ----------------------------
                                                                             2000                1999
                                                                           -------              ------
Net income                                                                 $ 143.9              $ 91.9

Provision for income taxes                                                    88.3                49.2
                                                                           -------              ------

Earnings before provision for income taxes                                   232.2               141.1
                                                                           -------              ------

Fixed charges:
    Interest and debt expense on indebtedness                                571.9               273.3
    Minority interest in subsidiary trust holding solely
        debentures of the Company                                              4.8                 4.8
    Interest factor - one third of rentals on real and
        personal properties                                                    6.0                 2.3
                                                                           -------              ------

Total fixed charges                                                          582.7               280.4
                                                                           -------              ------


Total earnings before provision for income taxes
   and fixed charges                                                       $814.9               $421.5
                                                                           ======               ======

Ratios of earnings to fixed charges                                        1.40x                1.50x

------------------------------------------------------------------------------------------------------